Exhibit 99.1

LIXTE Biotechnology Holdings to Present at Two Investor Conferences

-Company to Present August 20 at Investor Summit Summer 2024 Virtual Conference;
and September 9-11 at H.C. Wainwright 26th Annual Global Investment Conference-

PASADENA, CALIF., August 15, 2024 - LIXTE Biotechnology Holdings, Inc. (“LIXTE” or the “Company”) (Nasdaq: LIXT and LIXTW), a clinical stage pharmaceutical company, today announced it will be presenting at two investor conferences:

■	The Investor Summit Summer 2024 Virtual Conference Tuesday, August 20, 2024, at 2 p.m. EDT/11 a.m. PDT. To access the presentation, visit LIXTE’s investor relations website at https://ir.lixte.com/news-events/ir-calendar.

■	The H.C. Wainwright 26th Annual Global Investor Conference, on demand starting at 7 a.m. EDT/4 a.m. PDT, September 9-11, 2024. To access the virtual presentation, register for the conference at www.hcwevents.com/annualconference.

Bas van der Baan, CEO of LIXTE, will present an overview of the Company’s clinical trials with LB-100, its proprietary compound focused on enhancing chemotherapy and immunotherapy treatments as cancer therapies. Proof-of-concept clinical trials are currently in progress for colorectal, ovarian and sarcoma cancers, including trials funded by GSK and Roche.

About LIXTE Biotechnology Holdings

LIXTE Biotechnology Holdings, Inc. is a clinical-stage pharmaceutical company focused on new targets for cancer drug development and developing and commercializing cancer therapies. LIXTE has demonstrated that its first-in-class lead clinical PP2A inhibitor, LB-100, is well-tolerated in cancer patients at doses associated with anti-cancer activity. Based on extensive published preclinical data (see www.lixte.com), LB-100 has the potential to significantly enhance chemotherapies and immunotherapies and improve outcomes for patients with cancer.

LIXTE’s lead compound, LB-100, is part of a pioneering effort in an entirely new field of cancer biology – activation lethality – that is advancing a new treatment paradigm. LIXTE’s new approach is covered by a comprehensive patent portfolio. Proof-of-concept clinical trials are currently in progress for colorectal, ovarian and sarcoma cancers. Additional information about LIXTE can be found at www.lixte.com.

For more information about LIXTE, Contact:

info@lixte.com
General Phone: (631) 830-7092

Investor Phone: (888) 289-5533

or

PondelWilkinson Inc. Investor Relations

pwinvestor@pondel.com

Roger Pondel: (310) 279-5965

Laurie Berman: (310) 279-5962

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